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Exhibit 99(a)(2)

PHOENIX TECHNOLOGIES LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

ELECTION FORM

    I have received, read and understand the Offer to Exchange dated December 6, 2001, the memorandum from Human Resources dated December 6, 2001, this Election Form and the Notice to Change Election From Accept to Reject (the "Offer"), offering to eligible employees the opportunity to exchange outstanding stock options ("Eligible Options") issued under the Phoenix Technologies Ltd. 1999 Stock Plan (the "Stock Plan") for new options ("New Options") that will be granted under the 1999 Stock Plan.

    The exercise price for the New Options will be the fair market value of the common stock of Phoenix Technologies Ltd. ("Phoenix") on the date the New Options are granted (the "New Option Grant Date"), which will be on or about the date that is six months and one day after the Eligible Options are cancelled and is currently expected to be July 8, 2002.

    This Offer expires at 9:00 P.M. Pacific Time on January 4, 2002.

    I understand that:

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  if I elect to cancel my Eligible Options in exchange for the promise to issue a New Option, the number of shares subject to the New Option will equal three-fourths of the number of shares of the Eligible Options, rounded down to the nearest whole number;

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  the original vesting schedule for the Eligible Options will be applied to the New Option;

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  for each option I cancel, I lose my right to all outstanding unexercised shares under that option; and

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  I could possibly lose my cancelled stock options if my employment is terminated for any reason before the New Option Grant Date.

    I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE ELIGIBLE OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO THE DATE THE OFFER COMMENCED, i.e. SINCE JUNE 6, 2001, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS.

    I AGREE TO ALL OF THE TERMS OF THE OFFER.

    I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS ELECTION FORM.

    Please check the box below and note in the table below the grant date and grant number of each stock option grant that you agree to have cancelled and replaced, along with all stock options granted since June 6, 2001. You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject any time prior to 9:00 P.M. Pacific Time on January 4, 2002.

/ /	Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted to me since June 6, 2001:
	Grant Number	Option Grant Date	Exercise Price

    I understand that all of these options will be irrevocably cancelled on January 7, 2002.

EMPLOYEE SIGNATURE	NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL ID/TAX FILE NUMBER

EMPLOYEE NAME (PLEASE PRINT)	E-MAIL ADDRESS	DATE AND TIME

RETURN TO SUSAN GRONDAHL NO LATER THAN
9:00 P.M. PACIFIC TIME ON JANUARY 4, 2002
VIA FACSIMILE AT (408) 570-1229 OR (408) 570-1440 OR HAND DELIVERY

PHOENIX WILL SEND AN E-MAIL
CONFIRMATION WITHIN 48 HOURS OF RECEIPT
TO THE E-MAIL ADDRESS LISTED ABOVE

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Delivery of Election Form.

    A properly completed and executed original of this Election Form (or a fax of it), and any other documents required by this Election Form, must be received by Susan Grondahl on or before 9:00 P.M. Pacific Time on January 4, 2002 (the "Expiration Date"). This Election Form and any other documents required by this Election Form may be delivered by hand delivery or by facsimile to either of the fax numbers listed on the signature page of this Election Form.

    THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY PHOENIX TECHNOLOGIES LTD. (THE "COMPANY"). YOU MAY HAND DELIVER YOUR ELECTION FORM TO SUSAN GRONDAHL AT THE COMPANY, OR YOU MAY FAX IT TO HER AT EITHER OF THE NUMBERS LISTED ON THE SIGNATURE PAGE OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    Any acceptance of the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your acceptance at any time until the extended expiration of the Offer. To withdraw your acceptance of the Offer, you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information, to the Company while you still have the right to withdraw the tendered options. If you withdraw your acceptance and decide later that you want to accept the Offer, you must deliver a new Election Form by 9:00 P.M. Pacific Time on January 4, 2002, following the procedures described in these Instructions.

    An acceptance of the Offer may be changed at any time before the Expiration Date. If the Offer is extended by the Company beyond that date, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, to the Company following the procedures described in these Instructions. Upon receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

    The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2.  Inadequate Space.

    If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will be considered part of this Election Form.

3.  Tenders.

    If you intend to tender Eligible Options through the Offer (that means to accept the Offer), you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

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  grant number,

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  grant date, and

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  exercise price.

    The Company will not accept partial tenders of options. That means that you must accept the Offer for a full grant, not just a part of it. You may tender all or none of the unexercised options. Also, if you intend to tender any of the Eligible Options that were granted to you, then you must tender all of your options that were granted to you during the six-month period prior to the commencement of the Offer on December 6, 2001.

4.  Signatures on This Election Form.

    Your signature must correspond with the name as written on the face of the option agreement or agreements. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and must submit with this Election Form proper evidence satisfactory to the Company of the authority of that person to so act.

5.  Other Information on This Election Form.

    In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

6.  Requests for Assistance or Additional Copies.

    Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Susan Grondahl at Phoenix Technologies Ltd., 411 East Plumeria Drive, San Jose, California 95134 (telephone: (408) 570-1076).

7.  Irregularities.

    All questions as to the number of options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance of the Offer for exchange will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be Eligible Options, in proper form, or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

    IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE.

8.  Additional Documents to Read.

    You should be sure to read the Offer to Exchange dated December 6, 2001, all of the other documents referenced in the Offer to Exchange and the memorandum from Human Resources dated December 6, 2001 before deciding to participate in the Offer.

9.  Important Tax Information.

    You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Sections 15 through 21 of the Offer to Exchange for a discussion of the tax consequences that may apply to you.

10. Miscellaneous.

    A.  Data Privacy.  By accepting the Offer, you consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Offer.

    You understand that the Company may hold certain personal information about you (i.e., your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor), for the purpose of implementing, administering and managing the Company's stock option plans and this Offer ("Data").

    You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer. These recipients may be located in your country, or elsewhere and the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Company's stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the Company's stock option plans.

    B.  Acknowledgement and Waiver.  By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Eligible Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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  Exhibit 99(a)(2)
PHOENIX TECHNOLOGIES LTD. OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS ELECTION FORM
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER